EXHIBIT 99.1


ELITE PHARMACEUTICALS ANNOUNCES END OF NEGOTIATIONS WITH
NOSTRUM PHARMACEUTICALS

Friday August 6, 5:09 pm ET

NORTHVALE, N.J.--(BUSINESS WIRE)--Aug. 6, 2004--Elite Pharmaceuticals, Inc. (AMEX:ELI - News) today announced that all negotiations with Nostrum Pharmaceuticals Inc. relating to a proposed merger transaction between the companies have terminated.

About Elite Pharmaceuticals

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development of oral, controlled release products. Elite develops controlled release products internally using its proprietary technology and licenses these products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders. Elite has a pipeline of six drug products under development in the therapeutic areas that include cardiovascular, pain management, allergy and infection. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This release contains forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company's control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company's filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.

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Contact:
     Elite Pharmaceuticals, Inc.
     Dianne Will, 518-398-6222
     dwill@willstar.net
     www.elitepharma.com